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                                      Exhibit 15



                   ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                  POWER OF ATTORNEY

                                  Gregory A. Boyko
                                    Lynda Godkin
                                   Thomas M. Marra
                                   Lowndes A. Smith

do hereby jointly and severally authorize Lynda Godkin, Marianne O'Doherty and Leslie Soler to sign as their agent, any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the ITT Hartford Life and Annuity Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.


       /s/Gregory A. Boyko                Dated       10/9/97
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           Gregory A. Boyko


        /s/Lynda Godkin                   Dated       10/9/97
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           Lynda Godkin


        /s/Thomas M. Marra                Dated       10/9/97
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           Thomas M. Marra


        /s/Lowndes A. Smith               Dated       10/1/97
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           Lowndes A. Smith